SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) September 3, 2004

FIRST NATIONAL BANKSHARES OF FLORIDA, INC.

(Exact name of registrant as specified in its charter)

Florida	001-31883	20-0175526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 Goodlette Road North, Naples, Florida	34102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (239) 262-7600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Acquisition or Disposition of Assets.

On September 3, 2004, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of March 19, 2004, as amended as of August 12, 2004, between First National Bankshares of Florida, Inc. (“FLB”) and Southern Community Bancorp (“SCB”), SCB was merged with and into FLB (the “Merger”). As a result of the Merger, each outstanding share of SCB common stock was converted into 1.5047 shares of FLB common stock.

The proxy statement/prospectus, dated July 16, 2004, included in FLB’s Registration Statement on Form S-4 (Registration No. 333-116168), sets forth certain additional information regarding the Merger, FLB and SCB.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

Financial Statements and Pro Forma Financial Information

Pursuant to instruction (a)(4) of Item 7, the financial statements and pro forma financial information required to be filed in connection with this Report will be filed no later than November 20, 2004.

Exhibits

The following exhibits are incorporated by reference in this Report:

2.1	The Agreement and Plan of Merger by and between FLB and SCB dated as of March 12, 2004 (incorporated by reference to Exhibit 2.1 to FLB’s Current Report on Form 8-K filed March 26, 2004).

2.2	First Amendment to the Agreement and Plan of Merger by and between FLB and SCB, dated as of August 12, 2004 (incorporated by reference to Exhibit 2.1 to FLB’s Current Report on Form 8-K filed August 19, 2004).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANKSHARES OF FLORIDA, INC.
By:	/s/ Robert T. Reichert
Robert T. Reichert, Chief Financial Officer

Dated: September 9, 2004